Exhibit 10.14

(English Translation)

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated and effective as of _________(M,D,Y) (the "Agreement"), is made by and between Heilongjiang Shuaiyi New Energy Development Co., Ltd., a P.R.C. corporation (“Party A” or “the Company” ), and Employee (“Party B” or “you”).

WHEREAS, Party A desires to employ Party B, and Party B desires to enter into the employment of the Company, upon the terms and conditions and in the capacities set forth herein;

WHEREAS, according to stipulations of the “General Regulations of the People’s Republic of China on Civil Code”, “Contract Law of the People’s Republic of China”, and other relevant laws and regulations;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Employment and Term of Employment.

Subject to the terms and conditions of this Agreement, Party A hereby agrees to employ Party B, and Party B hereby agrees to serve Party A, as (position) of the Company for a term of years (the "Term of Employment") beginning on _________(M,D,Y) (the "Effective Date") and ending on _________(M,D,Y) ("Expiration Date").  Notwithstanding the foregoing, if either party gives a valid Notice of Termination pursuant to Section 6 hereof, the Term of Employment shall not extend beyond the Expiration Date specified in such Notice of Termination.

2. Responsibility and Liability

During the Term of Employment, Party B shall devote substantially all of his efforts to the faithful performance of his duties hereunder. Party B shall take the responsibilities and fulfill his/her duties assigned by Party A within the specified working time and ensure the quality of the work.

3. Confidentiality

Party B agrees that he will not disclose or cause to be disclosed in any way the terms, contents or execution of this Agreement or the facts and circumstances underlying this Agreement.

4. Compensation

During the Term of Employment, in consideration of Party B’s agreement set force, Party B's base salary (the "Base Salary") shall be at the rate of  ____________ RMB per month and the salary will be payable monthly in cash on 10th day in the following month, which shall be mutually agreed.

5. Taxes

All payments to be made to and on behalf of Party B under this Agreement will be subject to required withholding of applicable Chinese income tax.

6. Termination of Employment.

(a) At the Expiration Date of the Term of Employment;

(b) The Employment can be terminated or breached by both parties’ acceptance and agreement on a friendly negotiation

(c) Disability. Party A may terminate Party B's employment under this Agreement if Party B is absent from work due to serious illness or incapacity.

7. Solely Termination or Breach

If the employment under this Agreement is solely terminated by either party, the termination notice should be submitted to the other party thirty (30) days in advance.

8. Consequences of Termination or Breach

It is understood and agreed you have handed over to the successor all files, papers, memoranda, letters, facsimile or other communications which you have in your possession that were written, authorized, signed, received or transmitted during your employment within one (1) week promptly after your termination notice.  In addition, you acknowledge you have returned to the Company all confidential information and property of the Company in your possession after your leaving. You further agree to indemnify the company and its officers, directors, employees, and controlling persons from any liability, claim, damage, expense (including reasonable legal fees) arising.

9. Public Insurance and Welfare

During the term of Employment, Party A shall withholding the endowment insurance, medical care insurance and unemployment insurance for Party B.

10. Indemnification

Upon the termination of this Agreement under Section 6 or 7, neither party shall pay any liquidated damages to the other.

11. Arbitration

Any dispute or claim between the parties hereto arising out of, or, in connection with this Agreement, shall, upon written request of either party, become a matter for arbitration.  The arbitration shall be before a neutral arbitrator in accordance with the Commercial Arbitration Rules of Heilongjiang Provincial Arbitration Commission and take place in Heilongjiang, PRC.  The decision or award of the arbitrator shall be final and binding upon the parties hereto.  The parties shall abide by all awards recorded in such arbitration proceedings, and all such awards may be entered and executed upon in any court having jurisdiction over the party against whom or which enforcement of such award is sought.

12. Notices

Any notice or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, by facsimile transmission, by a nationally recognized overnight delivery service or mailed by certified mail, return receipt requested, to Party A or Party B at the addresses set forth on the head of this Agreement separately or at such other address as Party A or Party B may specify by notice to the others.

13. Entire Agreement

This Agreement sets forth the entire understanding between you and the Company, and supersedes any and all prior or contemporaneous understandings and agreements, written or oral.  This agreement is executed in two (2) counterparts and each of which shall be deemed equally authentic.  This Agreement shall be effective after your acceptance and signing below:

Accepted and agreed, as of _____day of __________, 2008

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD.

(Seal)